                                                                      EXHIBIT 11


             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES
        WEIGHTED AVERAGE NUMBER OF SHARES AND EARNINGS USED IN PER SHARE
                                   COMPUTATION
                        (DOLLARS AND SHARES IN THOUSANDS)


                                                                                    THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                                          JUNE 30,                    JUNE 30,
                                                                                    ---------------------     ---------------------
                                                                                      2002         2001         2002         2001
                                                                                    --------     --------     --------     --------
The weighted average number of shares of
  Common Stock were as follows                                                        90,000       90,000       90,000       90,000
                                                                                    ========     ========     ========     ========


Income used in the computation of earnings per share were as follows:


                                                                                    THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                                          JUNE 30,                    JUNE 30,
                                                                                    ---------------------     ---------------------
                                                                                      2002         2001         2002         2001
                                                                                    --------     --------     --------     --------
NET INCOME BEFORE EXTRAORDINARY ITEM


Net income before extraordinary item                                                $ 44,474     $ 31,475     $ 84,932     $ 53,921

Dividends paid on preferred stocks                                                      (130)        (130)        (260)        (260)
                                                                                    --------     --------     --------     --------

                                                                                    --------     --------     --------     --------
Income used in per share computation of net income before extraordinary item        $ 44,344     $ 31,345     $ 84,672     $ 53,661
                                                                                    ========     ========     ========     ========


Basic and fully dilutive net income before extraordinary item per share             $   0.49     $   0.35     $   0.94     $   0.60
                                                                                    ========     ========     ========     ========


                                                                                    THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                                          JUNE 30,                    JUNE 30,
                                                                                    ---------------------     ---------------------
                                                                                      2002         2001         2002         2001
                                                                                    --------     --------     --------     --------

NET INCOME


Net income                                                                          $ 34,694     $ 31,475     $ 75,152     $ 53,921

Dividends paid on preferred stocks                                                      (130)        (130)        (260)        (260)
                                                                                    --------     --------     --------     --------

                                                                                    --------     --------     --------     --------
Income used in per share computation of net income                                  $ 34,564     $ 31,345     $ 74,892     $ 53,661
                                                                                    ========     ========     ========     ========

Basic and fully dilutive net income per share                                       $   0.38     $   0.35     $   0.83     $   0.60
                                                                                    ========     ========     ========     ========